SHARE PURCHASE AGREEMENT

This Agreement made as of the 22nd day of September, 2017 (“Agreement”), by and between Thomas DeNunzio, with an address at 780 Reservoir Avenue, #123, Cranston, R.I. 02910 ("Seller"), and Milost Global Inc with an address at 48 Wall Street, Level 11, New York, NY 10005 ("Purchaser").

W I T N E S S E T H:

WHEREAS, Seller is the record owner and holder of 8,000,000 Common Shares, par value $.0001 par value (the “Shares”), of PRECISE ACQUISITION, INC., a Delaware corporation ("Corporation”), which Corporation has 8,000,000 shares of restricted common stock issued and outstanding as of the date of this Agreement. The Corporation has filed an S-1 registration statement with the Securities and Exchange Commission with an effective date of June 29, 2017. The CIK No. is 0001701874. None of the Seller’s shares are registered and therefore are restricted securities.

WHEREAS, Purchaser desire to purchase 8,000,000 restricted Shares from Seller, which constitutes 100% of the Corporation’s issued and outstanding Shares as of the date of this Agreement and Seller desires to sell such Shares upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, and necessary to consummate the purchase and sale of the Seller’s Shares, it is hereby agreed, as follows:

1. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing and the Seller agrees to sell to Purchaser at the Closing, 8,000,000 of Seller’s Shares for a purchase price of Seventy-Five Thousand U.S. dollars and no cents ($75,000.00), (the “Purchase Price”). Purchaser agrees to wire transfer to an account to be designated by Seller, the sum of Seventy-Five Thousand U.S. dollars and no cents ($75,000.00) to Seller at Closing. Purchaser will wire funds and provide Seller with proof of payment within 24 hours of Closing.

2.      EVENT OF DEFAULT. If, in the event Purchaser shall fail to make and evidence to Seller payment of the purchase price pursuant to paragraphs No. 1., then this agreement will automatically become null and void without any further notification to Purchaser notwithstanding that Purchaser in his sole discretion may extend the time for performance of this Agreement if requested by Seller in writing.

If, in the event Purchaser fails to tender the said purchase price per the terms and conditions set forth in paragraph No. 3., then this Agreement will automatically become null and void. Seller in his sole discretion may extend the time for performance of this Agreement if requested by Purchaser in writing. Purchaser may notify Seller through email.

3.  CLOSING. The purchase and sale of the Shares shall take place on or before October 9th, 2017; at or before 5:00 PM EST (which time is designated as the “Closing”). At Closing, Purchaser shall deliver to Seller, in cash, by wire transfer to an account to be designated by Seller, or his nominee for the Purchase Price totaling the amount of Seventy-Five Thousand U.S. dollars and no cents ($75,000.00), which amount shall include any good faith deposits made, if any, and Seller will promptly deliver the following to Purchaser: (A) the certificates representing the Shares transferred hereunder, duly endorsed for transfer to the Purchaser or accompanied by appropriate stock powers, (B) the original of the Certificate of Incorporation and bylaws, (C) all corporate books and records; (D) written resignations of incumbent directors and officers of the Corporation; and (F) an affidavit certifying that all liabilities of the Corporation prior to the Closing date shall be paid in full out of the proceeds of this share purchase.

4.	POST-CLOSING DUTIES BY SELLER. Seller agrees to perform following duties for Purchaser after the Closing for no additional fee:

a.   Completion of review for period ending June 30th. Seller will prepare and file Form 10-Q.

b.	Post-effective amendment to the registration statement upon business combination with an entity pursuant to the terms and conditions of Rule 419 offering.

c.	8-K filing for the sale of common stock by Seller.
d.	Resignation of current director and appointment of new director.
e.	Schedule 14F & Schedule 13D filing.
f.	Introduction to PCAOB auditor.
g.	Introduction to our Rule 419 Escrow Agent
h.	Introduction to stock Transfer Agent
i.	Form 3.
j.	Consult with market maker to file FINRA Form 211.

k.    Consult with DTC market participant so shares may be electronically traded. Purchaser will pay DTC market participant.

l.	Company name change.

5.    REPRESENTATIONS AND WARRANTIES OF SELLER. Seller, as sole director and officer of Corporation, hereby represents and warrants to Purchaser that:

(i)	Corporation is a blank check corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on the business it is now being conducted. Corporation and/or Seller do not require any consent and/or authorization, declaration or filing with any government or regulatory authority to undertake any actions herein;

(ii)	Corporation has filed with the United States Securities and Exchange Commission (‘SEC”) a registration statement on Form S-1 in accordance with 17 CFR 230.419, as amended. The effective date of registration statement is June 29, 2017.

(iii)	Corporation has timely filed and is current on all reports required to be filed by it pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934.

(iv)	Corporation was formed in Delaware on January 30, 2017 with no financial information available other than the financial information included in its SEC filings;

(v)	There are no legal actions, suits, arbitrations, or other administrative, legal or governmental proceedings threatened or pending against the Corporation and/or Seller or against the Seller or other employee, officer, director or stockholder of Corporation. Additionally, Seller is not aware of any facts which may/might result in or form a basis of such action, suit, arbitration or other proceeding on any basis whatsoever;

(vi)	The Corporation has no subsidiaries or any direct or indirect ownership interest in any other corporation, partnership, association, firm or business in any manner;

(vii)	The Corporation and/or Seller does not have in effect nor has any present intention to put into effect any employment agreements, deferred compensation, pension retirement agreements or arrangements, options arrangements, bonus, stock purchase agreements, incentive or profit–sharing plans;

(viii)	No person or firm has, or will have, any right, interest or valid claim against the Corporation for any commission, fee or other compensation in connection with the sale of the Shares herein as a finder or broker or in any similar capacity as a result of any act or omission by the Corporation and/or Seller or anyone acting on behalf of the Corporation and/or Seller;

(ix)	The business and operation of the Corporation has and will be conducted in accordance with all applicable laws, rules, regulations, judgments. Neither the execution, delivery or performance of this Agreement (A) violates the Corporation’s by-laws, Certificate of Incorporation, Shareholder Agreements or any existing resolutions; and, (B) will cause the Corporation to lose any benefit or any right or privilege it enjoys under the Securities Act (“Act”) or other applicable state securities laws;

(x)	Corporation has not conducted any business and/or entered into any agreements with third-parties other than Escrow Agreement with Wilmington Trust, National Association, as escrow agent for the S-1 blank check offering whereas the foregoing escrow agreement is attached as Exhibit 99.1 to the S-1/A registration statement on June 16, 2017;

(xi)	This Agreement has been duly executed and delivered by Seller constitutes a valid and binding instrument, enforceable in accordance with its terms and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Corporation and/or Seller a party or by which they are bound;

(xii)	Seller is the legal and beneficial owner of the Shares and has good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances;

(xiii)	Seller warrants that the Corporation being transferred shall be transferred with no liabilities and little or no assets, and shall defend and hold Purchaser and the Corporation harmless against any action by any third party against either of them arising out of, or as a consequence of, any act or omission of Seller or the Corporation prior to, or during the closing contemplated by this contract of sale; and

(xiv)	Seller will cause all current officers and directors of the Corporation to resign at the Closing.

(xv)	This Agreement is not contingent on the sale of any S-1 registered shares of the Corporation to any person or entity.

6.	REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller that:

(i)	Purchaser has the power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding instrument, enforceable in accordance with its terms;

(ii)	The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Purchaser is a party or by which Purchaser is bound;

(iii)	At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising; and,

(iv)	Purchaser is purchasing the Shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

(v)	The Purchaser is an "accredited investor" as defined under Rule 501 under the Securities Act.

(vi)	Purchaser hereby understands that the foregoing shares purchased from Seller are restricted securities and not registered in the S-1 registration statement and being sold pursuant to available exemption under the Act.

(vii)	Purchaser acknowledges that the Company is a blank check company and that the Company has filed an S-1 registration statement, File No. 333-217030 whereas the Company is subject to the rules and conditions of 17 CFR 230.419.

(viii)	Purchaser acknowledges their understanding of 17 CFR 230.419.

(ix)	Purchase has received and reviewed the prospectus and registration statement of the Corporation.

(x)                The Purchaser acknowledges that Seller’s restricted shares are not part of the Rule 419 S-1 offering statement and therefore are exempt from the terms and conditions of the foregoing Rule.

(xi)              The Purchaser acknowledges that the Corporation agrees to notify escrow agent when it has filed a post-effective amendment for acquisition agreement whereas, it has filed executed agreement(s) for the acquisitions of business(es) or assets that constitute the business (or a line of business) of the Corporation and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-

affiliates for underwriting commissions, underwriting expenses and dealer allowances.

7.  NOTICES. Notice shall be given by email at the most recent address last received by Seller from Buyer or by Buyer from Seller. Notice may also be given by certified mail, return receipt requested, the date of notice being deemed the date of postmarking. Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein:

Seller:

Thomas DeNunzio, President and Director Precise Acquisition, Inc.

780 Reservoir Avenue, #123

Cranston, R.I. 02910

Phone: (401) 641-0405

FAX: (401) 633-7300

Email: tom@vfinancialgroup.com Purchaser:

Mandla J. Gwadiso, Managing Partner and CEO Milost Global Inc.

48 Wall Street, Level 11 New York, NY 10005 Phone: (212) 918-4792

Fax: (212) 225-8246

Email: info@milostglobal.com

8.  GOVERNING LAW. This Agreement shall be interpreted and governed in accordance with the laws of the State of Delaware. The parties herein waive trial by jury. In the event that litigation results or arise out of this Agreement or the performance thereof, the parties agree that the prevailing party is entitled to reimbursement for the non-prevailing party of reasonable attorney’s fee, costs, expenses, in addition to any other relief to which the prevailing party may be entitled.

9.   CONDITIONS TO CLOSING. The Closing is conditioned upon the fulfillment by the Seller of the satisfaction of the representations and warranties made herein being true and correct in all material respects as of the date of Closing.

10.  SEVERABILITY. In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

11.   ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation.

12.  INVALIDITY. If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or effect any other clause, Paragraph, section or part of this Agreement.

13.  GENDER AND NUMBER; SECTION HEADINGS. Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

14.  AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

15.  ASSIGNMENT. Neither party may assign this Agreement without the express written consent of the other party. Any agreed assignment by the Seller shall be effectuated by all the necessary corporate authorizations and governmental and/or regulatory filings.

16.  CLOSING DOCUMENTS. Seller and Purchaser agree, at any time, to execute, and acknowledge where appropriate, and to deliver any and all documents/instruments, and take such further action, which may necessary to carry out the terms, conditions, purpose and intentions of this Agreement. This paragraph shall survive the Closing.

17.   EXCLUSIVE AGREEMENT; AMENDMENT. This Agreement supersedes all prior agreements or understandings among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

18.  FACSIMILE SIGNATURES. Execution of this Agreement and delivery of signed copies thereof by facsimile signatures from the parties hereto or their agents is acceptable to the parties who waive any objections or defenses based upon lack of an original signature.

19. PUBLICITY. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other to the contents and the manner of presentation and publication thereof.

20.  INDEMNIFICATION. Seller shall hold Purchaser harmless from any and all claims arising out of or related to (i) actions taken by Seller in her capacity as a shareholder of the Company prior to the payment of the good faith deposit, or (ii) any lawsuits against the Corporation arising during the period of time prior to the payment of the good faith deposit; (iii) any requests, audits or comment letters issued by the Securities and Exchange Commission related to the period of time prior to receipt of the good faith deposit.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have carefully read the foregoing Agreement and fully understand its contents and binding effect. This Agreement shall become effective upon signature of Purchaser and Seller at the date first written above.

/s/ Mandla J. Gwadiso

  PURCHASER:

Mandla J. Gwadiso, Managing Partner

For and on behalf of Milost Global Inc.

/s/ Thomas DeNunzio

SELLER: Thomas DeNunzio